EXHIBIT 21.1

               GLOBAL MARINE INC. AND SUBSIDIARIES
                       as of March 5, 2001
                                                STATE OR OTHER   PERCENT OF VOTING
                                                JURISDICTION OF  STOCK OWNED BY
NAME OF COMPANY                                 INCORPORATION    IMMEDIATE PARENT

Global Marine Inc.                                 Delaware             -
  Applied Drilling Technology Inc.                 Texas               100%
    Eaton Industries of Houston, Inc.              Texas               100%
      Eaton Operating Company, Incorporated        Texas               100%
  Campeche Drilling Services Inc.                  Delaware            100%
  Challenger Minerals Inc.                         California          100%
  Global Marine Arctic Ltd.                        Canada              100%
  Global Marine Drilling Company                   California          100%
    Global Dolphin Drilling Company                India                40%
      Private Limited
    Global Marine Caribbean, Inc.                  California          100%
    Global Marine Development Inc.                 California          100%
    Global Marine do Brasil Perfuracoes Ltda.      Brazil               50%  (1)
    Global Marine Leasing Corporation              Bahamas             100%
      Global Marine C.R. Luigs Limited             England             100%
    Global Marine Holdings ApS                     Denmark             100%
      Global Marine Drilling Norway AS             Norway              100%
      Global Marine Drilling Adriatic AS           Norway              100%
      Global Marine Drilling Services AS           Norway              100%
      Global Marine High Island III AS             Norway              100%
    GMDC do Brasil Ltda.                           Brazil               50%  (2)
  Global Marine Baltic Inc.                        Delaware            100%
    Global Marine International
    Drilling Corporation                           Bahamas              85.1%(3)
      Global Marine Denmark Holdings ApS           Denmark             100%
        Global Marine Norway AS                    Norway              100%
        Global Marine B.V.                         The Netherlands     100%
          Glomar International (Canada)            Nova Scotia         100%
          Drilling Company
      Global Marine Denmark ApS                    Denmark             100%
      Global Marine North Sea Limited              Bahamas             100%
      Global Marine Overseas Limited               Bahamas             100%
        Global Marine West Africa                  Bahamas             100%
            Drilling Company Limited
        Global Marine South America LLC            Delaware            100%
        Global Marine U.K. Limited                 Scotland            100%
        Global Offshore Drilling Limited           Nigeria              60%
        Intermarine Services (International)
        Limited                                    Bahamas             100%
  Global Marine Capital Investments Inc.           Delaware            100%
    Global Marine Beaufort Sea Inc.                Delaware            100%
  Global Marine Corporate Services Inc.            California          100%
  Global Marine de Venezuela Inc.                  Delaware            100%
  Global Marine Drilling (Malaysia) Sdn. Bhd.      Malaysia            100%
  Intermarine Services Inc.                        Texas               100%
  Turnkey Ventures de Mexico Inc.                  Delaware            100%

_________________________

(1) The remaining 50% of the voting stock is owned directly by Global Marine Inc.
(2) The remaining 50% of the voting stock is owned directly by Global Marine Caribbean, Inc.
(3) The remaining 14.9% of the voting stock is owned by Global
    Marine Drilling Company.